Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

ETHZilla Corp

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.0001 par value per share	(1)	457(r)		$		$0.0001531	$
Fees to be Paid	Equity	Preferred Stock, $0.0001 par value per share	(2)	457(r)				0.0001531
Fees to be Paid	Other	Warrants	(3)	457(r)				0.0001531
Fees to be Paid	Other	Units	(4)	457(r)				0.0001531
Fees to be Paid	Debt	Debt Securities	(5)	457(r)				0.0001531
Fees to be Paid	Other	Rights	(6)	457(r)				0.0001531
Fees to be Paid	Equity	Common Stock, $0.0001 par value per share	(7)	457(o)	10,000,000,000	$	$10,000,000,000.00	0.0001531		$1,531,000.00

Total Offering Amounts:							$10,000,000,000.00			1,531,000.00
Total Fees Previously Paid:										0.00
Total Fee Offsets:										0.00
Net Fee Due:										$1,531,000.00

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Offering Note(s)

(1)	In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended (the “Securities Act”), the registrant initially deferred payment of all of the registration fee in respect of the base prospectus filed with, and forming a part of, the Registration Statement on Form S-3ASR (SEC File No. 333-289811) filed on August 22, 2025.
(2)	See footnote (1) for detailed information.
(3)	See footnote (1) for detailed information.
(4)	See footnote (1) for detailed information.
(5)	See footnote (1) for detailed information.
(6)	See footnote (1) for detailed information.
(7)	An indeterminate number of shares of common stock as shall have an aggregate initial offering price not to exceed $10,000,000,000 are being registered hereunder as may from time to time be issued at indeterminate prices. In addition, pursuant to Rule 416 under the Securities Act, the shares of common stock being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares of common stock being registered hereunder as a result of stock splits, stock dividends or similar transactions.